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                       ANALYTIC ENHANCED EQUITY PORTFOLIO
                     ANALYTIC MASTER FIXED INCOME PORTFOLIO
                    ANALYTIC SHORT-TERM GOVERNMENT PORTFOLIO
                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                                 April 28, 1998

The undersigned holder of shares of Analytic Enhanced Equity Portfolio, Analytic Master Fixed Income Portfolio and Analytic Short-Term Government Portfolio (collectively, the "Analytic Portfolios"), each a series of The Analytic Series Fund (the "Fund"), hereby appoints _____________ and ____________ proxies for the undersigned with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of the Fund that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at the offices of _____________, [insert location], on April 28, 1998, at [insert time], and any adjournment or adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Combined Prospectus and Proxy Statement dated April __, 1998 and hereby instructs said proxies to vote said shares as indicated herein. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting. The undersigned hereby revokes any proxy previously given.

Please indicate your vote by an "X" in the appropriate box below. This proxy, if properly executed, will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" APPROVAL OF THE PROPOSAL.

1.       To approve the Agreement and
         Plan of Reorganization      FOR [_]     AGAINST  [_]      ABSTAIN [_]

         To approve the Agreement and Plan of Reorganization dated as of March ___, 1998, between the Fund and PBHG Advisor Funds, Inc. ("PBHG Advisor Funds"), providing for (a) the acquisition of all the assets of the Enhanced Equity Portfolio, Master Fixed Income Portfolio, and Short-Term Government Portfolio series of the Fund by the corresponding series of PBHG Advisor Funds (the PBHG Advisor Enhance Equity Fund, PBHG Advisor Master Fixed Income Fund, and PBHG Advisor Short-Term Government Fund series, respectively), in exchange for Class A shares of such respective series of PBHG Advisor Funds, and (b) the liquidation of the Fund and its Portfolios, and the pro rata distribution of each Portfolio's holdings of PBHG Fund shares to its shareholders.

2. To transact such other business as it may properly come before the Meeting or any adjournment or adjournments thereof.

                          PLEASE SIGN, DATE AND RETURN
                        PROMPTLY IN THE ENCLOSED ENVELOPE


         Date: _______________________


         ------------------------------           ------------------------------
                Signature                           Title(s), if applicable

         I am a holder of shares of the:

         Analytic Enhanced Equity Portfolio          [_]
         Analytic Master Fixed Income Portfolio      [_]
         Analytic Short-Term Government Portfolio    [_]


Note: Please sign exactly as your name appears on this Proxy. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.